Exhibit 99.1

CONTACT:

FOR IMMEDIATE RELEASE

Public Relations

Laura Adams for QuadraMed

703.742.5311

Laura.Adams@QuadraMed.com

Investor Relations

703.742.5393

InvestorRelations@QuadraMed.com

QuadraMed Stockholder Meeting to be Held on March 9, 2010;

Delaware Chancery Court Denies Preliminary Injunction

RESTON, Va. – March 9, 2010 – QuadraMed® Corporation (NASDAQ:QDHC), a leading provider of healthcare information technologies and services that help turn quality care into positive financial outcomes, announced today that on March 8, 2010, the Court of Chancery of the State of Delaware issued an opinion denying LC Capital Master Fund, Ltd.’s motion for a preliminary injunction of QuadraMed’s proposed acquisition by Francisco Partners.

QuadraMed’s previously announced special meeting of stockholders will be held as scheduled at 12 p.m. EST on March 9, 2010 at the Hyatt Dulles in Herndon, Virginia. At this meeting, QuadraMed’s common stockholders will vote on a proposal to adopt the Agreement and Plan of Merger, dated December 7, 2009, by and between QuadraMed, Bavaria Holdings Inc., a Delaware corporation and an affiliate of Francisco Partners, and Bavaria Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Bavaria Holdings Inc. QuadraMed intends to announce the results of this special meeting shortly after the conclusion of the meeting.

About QuadraMed Corporation

QuadraMed® – (NASDAQ: QDHC) is a leading provider of healthcare technologies and services that help turn quality care into positive financial outcomes. QuadraMed provides innovative solutions that streamline processes, ensure compliance and help healthcare professionals deliver quality patient care. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

About Francisco Partners

With approximately $5.0 billion of committed capital and offices in San Francisco and London, Francisco Partners is one of the world’s largest technology-focused private equity funds. The firm was founded to pursue structured investments in technology companies undergoing strategic, technological, and operational inflection points. Francisco Partners targets majority and minority investments in private companies, public companies, and divisions of public companies, with transaction values ranging from

$30 million to $2.0 billion. The principals of Francisco Partners have a proven track record, having invested in excess of $3.0 billion of equity capital in over 50 technology companies. For additional information, visit www.franciscopartners.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions. Forward-looking statements are not guarantees of litigation results, future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. Neither QuadraMed nor any other person undertakes any obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements for many reasons, including failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required approvals; failure to consummate or delay in consummating the transaction for other reasons, in addition to the risks faced by QuadraMed described in documents filed with the Securities and Exchange Commission (“SEC”) from time to time. QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

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QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.